Exhibit 99.1

HOOKIPA Pharma Announces Pricing of $50.0 Million Public Offering of Common Stock and Non-Voting Convertible Preferred Stock

NEW YORK and VIENNA, Austria,  May 31, 2023 –  HOOKIPA Pharma Inc. (Nasdaq: HOOK, ‘HOOKIPA’), a company developing a new class of immunotherapeutics based on its proprietary arenavirus platform, today announced the pricing of an underwritten public offering of 22,900,768 shares of its common stock and 15,268 shares of its non-voting Series A-2 convertible preferred stock (the “Offering”). The public offering price of each share of common stock is $1.31 and the public offering price of each share of non-voting Series A-2 preferred stock is $1,310.00 (each share of non-voting Series A-2 preferred stock is convertible into 1,000 shares of common stock). The gross proceeds to HOOKIPA from this offering are expected to be approximately $50.0 million, before deducting underwriting discounts and commissions and other offering expenses. All of the securities in the Offering are to be sold by HOOKIPA. The Offering is expected to close on June 5, 2023, subject to customary closing conditions.

SVB Securities and RBC Capital Markets are acting as joint book-running managers for the Offering. H.C. Wainwright & Co. and JMP Securities, a Citizens Company, are acting as lead managers for the Offering.

The securities described above are being offered by HOOKIPA pursuant to a shelf registration statement on Form S-3 (No. 333-266104), including a base prospectus filed with the Securities and Exchange Commission (the “SEC”), which was declared effective on July 21, 2022. A final prospectus supplement and accompanying prospectus relating to the Offering will be filed with the SEC and will be available on the SEC’s website located at www.sec.gov. Copies of the final prospectus supplement and the accompanying prospectus may also be obtained, when available, from SVB Securities LLC, Attention: Syndicate Department, 53 State Street, 40th Floor, Boston Massachusetts 02109, by telephone at 1-800-808-7525 ext. 6105, or by email at syndicate@svbsecurities.com; RBC Capital Markets, LLC, Attention: Equity Capital Markets, 200 Vesey Street, 8th Floor, New York, NY 10281, by telephone at 877-822-4089, or by email at equityprospectus@rbccm.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

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About HOOKIPA

HOOKIPA Pharma Inc. (NASDAQ: HOOK) is a clinical-stage biopharmaceutical company focused on developing novel immunotherapies, based on its proprietary arenavirus platform, which are designed to mobilize and amplify T cells and thereby fight or prevent serious disease. HOOKIPA’s replicating and non-replicating technologies are engineered to induce robust and durable antigen-specific CD8+ T cell responses and pathogen-neutralizing antibodies. HOOKIPA’s pipeline includes its wholly owned investigational arenaviral immunotherapies targeting Human Papillomavirus 16-positive cancers, prostate cancers, and other undisclosed programs. HOOKIPA is collaborating with Roche on an arenaviral immunotherapeutic for KRAS-mutated cancers. In addition, HOOKIPA aims to develop functional cures of HBV and HIV in collaboration with Gilead.

Forward-Looking Statement

Certain statements set forth in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, but not limited to, statements regarding the completion of the Offering and the use of proceeds from the Offering. The use of words such as “may,” “will,” “should,” “expect,” “intend,” “future,” or “potential,” and other similar expressions are intended to identify such forward-looking statements. All such forward-looking statements are based on management's current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, without limitation, uncertainties related to market conditions and the satisfaction of the closing conditions of the Offering and those risks more fully discussed in the section entitled "Risk Factors" in HOOKIPA’s annual report on Form 10-K for the fiscal year ended December 31, 2022, as well as discussions of potential risks, uncertainties, and other important factors in HOOKIPA’s subsequent filings with the Securities and Exchange Commission, including in connection with the Offering. Any forward-looking statements represent HOOKIPA’s views only as of today and should not be relied upon as representing its views as of any subsequent date. All information in this press release is as of the date of the release, and HOOKIPA undertakes no duty to update this information unless required by law.

For further information, please contact:

Media	Investors
Instinctif Partners	Reinhard Kandera
Chief Financial Officer
hookipa@instinctif.com	IR@hookipapharma.com
+44 (0) 7457 2020